AMENDMENT NO. 4
                                      TO
                          LOAN AND SECURITY AGREEMENT
                                     WITH
                       OREGON METALLURGICAL CORPORATION
                                      AND
                           TITANIUM INDUSTRIES, INC.


     THIS AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT ("AMENDMENT") is dated as of May 1st, 1996, by and between OREGON METALLURGICAL CORPORATION, an Oregon corporation ("OREMET"), TITANIUM INDUSTRIES, INC., an Oregon corporation formerly know as New TI, Inc. ("TI" and, together with OREMET sometimes hereinafter referred to collectively as the "BORROWERS"), and BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation ("LENDER"), as successor-in-interest to Bank of America Illinois. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the "Loan Agreement" (as defined below).


                                  WITNESSETH:
                                  __________

     WHEREAS, Borrowers and Lender have entered into that certain Loan and Security Agreement dated as of September 19, 1994, as amended (the "THE LOAN AGREEMENT"), pursuant to which Lender has agreed to make certain loans and other financial accommodations to Borrowers; and

     WHEREAS, Borrowers and Lender have agreed to further amend the Loan Agreement, on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the respective parties hereto hereby agree as follows:

     1.   Amendment to Loan Agreement.
          ___________________________   Effective as of the date hereof, upon
satisfaction of the conditions precedent set forth in Section 2
                                                      _________ below, and in
reliance upon the representations and warranties of Borrowers set forth herein, the Loan Agreement is hereby amended as follows:

          1.1  Section 1 of the Loan Agreement
               _______________________________ is hereby amended by deleting items (10) and (19) under the definition of Eligible Account Receivable and inserting in lieu thereof the following:

               "(10) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States of America, or the Account Debtor with respect thereto is a resident or citizen of a foreign country ("Foreign Account Debtor), provided, however, the Revolving Loans based on Eligible Account Receivables owing by Foreign Account Debtors shall not exceed the lesser of
     (i) $2,000,000 and (ii) ten percent (10%) of the Revolving Loans based on all Eligible Account Receivables (excluding Eligible
     Account Receivables owing by Foreign Account Debtors) and,

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     provided further, Lender reserves the right to approve the extension of credit to each Foreign Account Debtor, individually.

               (19) it is due and payable in full within sixty (60) days of the date of the invoice evidencing such Account Receivable and is not unpaid on the date that is ninety (90) days after the date of such invoice; and"

          1.2  Section 2.1.3 of the Loan Agreement
               ___________________________________ is hereby deleted in its entirety and the following language is hereby substituted therefor:

               "2.1.3 Maximum Outstanding Loans.
                      _________________________   Notwithstanding any
     other provision of this Agreement, the aggregate outstanding principal balance of the Loans plus Letter of Credit Obligations shall not exceed at any time (A) in the case of OREMET, $27,000,000,
     (B) in the case of TI $10,000,000, and (C) in the case of both Borrowers in the aggregate, $35,000,000; provided, however,
                                              ________, _______  that the
     foregoing shall not limit the right of Lender to advance Revolving Loans to either of the Borrowers pursuant to the provisions of Sections 2.2(b), 2.2(c), 2.2(e), 3.2(c), 5.5, 5.6, 7.4, 11.3, 11.4,
     __________________________________________________________________
     or any other provision of this Agreement or any Related Agreement that permits Lender to advance Revolving Loans to such Borrower."

          1.3  Section 2.15 of the Loan Agreement
               __________________________________ is hereby amended by
deleting the first sentence of Section 2.15 and inserting in lieu thereof the following:

               "OREMET agrees to pay to Lender a fee equal to one-half of one percent (0.5%) per annum on the daily average amount by which $35,000,000 exceeds the aggregate outstanding principal balance of the Revolving Loans plus the Letter of Credit
     Obligations, in each case of each of the Borrowers."

          1.4  Section 2.1 of Supplement A
               ___________________________ of the Loan Agreement is hereby deleted and the following language is hereby substituted therefor:

               "2.1 Revolving Credit Amounts.
                    ________________________   The maximum amount of
     Revolving Loans which Lender will make available to each Borrower (such amount is hereinafter called, with respect to each Borrower, such Borrower's `REVOLVING CREDIT AMOUNT') is (i) in the case of OREMET, $27,000,000 and (ii) in the case of TI, $10,000,000 (in each case, unless such amount is reduced or increased by Lender in its sole discretion)."

          1.5  Section 2.2 of Supplement A
               ___________________________ of the Loan Agreement is hereby deleted and the following language is hereby substituted therefor:

               "2.2 Borrowing Bases.
                    _______________   The term "Borrowing Base", as used
     herein with respect to each Borrower, shall mean:

               (i) an amount (with respect to each Borrower, such Borrower's "Accounts Receivable Availability") of up to eighty percent (80%) of the net amount (after deduction of such reserves and allowances as Lender deems proper and necessary) of such

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                    Borrower's Eligible Accounts Receivable, plus
                                                             ____

               (ii) an amount of up to the least of:

                    (A) the sum of: (1) 50% of the net value (as determined by Lender and after deduction of such reserves and allowances as Lender deems proper and necessary) of Eligible Inventory of such Borrower consisting of finished goods; (2) in the case of OREMET only, 50% of the net value (as determined by Lender and after deduction of such reserves and allowances as Lender deems proper and necessary) of Eligible Inventory of such Borrower consisting of green tag scrap, sponge, tic14 alloys and mill products work-in-process; and (3) in the case of OREMET only, 30% of the net value (as determined by Lender and after deduction of such reserves and allowances as Lender deems proper and necessary) of Eligible Inventory of such Borrower consisting of usable remelt scrap;

                    (B) an amount equal to (1) in the case of OREMET, $16,000,000 and (2) in the case of TI, $5,000,000; or

                    (C) an amount (with respect to each Borrower) not exceeding one hundred twenty percent (120%) at any time of such Borrower's Accounts Receivable Availability at such time."

          1.6  Section 3.1 of Supplement A
               ___________________________ of the Loan Agreement is hereby amended by deleting the words, "(i) the Liabilities to Net Worth Ratio is equal to or greater than 1.00 to 1.00" and inserting in lieu thereof the words, "(i) the Liabilities to Net Worth Ratio is equal to or greater than
1.25 to 1.00."

          1.7  Section 4.1(a) of Supplement A
               ______________________________ of the Loan Agreement is hereby deleted and the following language is hereby substituted therefor:

               "(a) Not permit the Liabilities to Net Worth Ratio of OREMET to exceed 1.25 to 1.00; and"

          1.8  Section 4.3 of Supplement A
               ___________________________ of the Loan Agreement is hereby deleted and the following language is hereby substituted therefor:

               "4.3 Capital Expenditures.
                    ____________________   Not, and not permit any
     Subsidiary of such Borrower to, purchase or otherwise acquire (including, without limitation, acquisition by way of Capitalized Lease), or commit to purchase or otherwise acquire, any fixed asset if, after giving effect to such purchase or other acquisition, the aggregate cost of all fixed assets purchased or otherwise acquired
     (i) by OREMET and

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     its Subsidiaries (other than TI and its Subsidiaries) on a consolidated basis in any one fiscal year would exceed $7,000,000 or
     (ii) by TI and its Subsidiaries on a consolidated basis in any one fiscal year would exceed $500,000."

     2.   Conditions Precedent.
          ____________________   This Amendment shall become effective as of
the date hereof, upon the Lender's receipt of (a) this Amendment duly executed and delivered, (b) a copy, duly certified by the secretary or assistant secretary of each of the Borrowers of resolutions of the Executive Committee of the Board of Directors or Board of Directors of such Borrower authorizing this Amendment and (c) an Amendment Fee payable by OREMET in the amount of $50,000, which Lender is authorized to charge to OREMET's loan account.

     3.   Representations, Warranties, and Covenants.
          __________________________________________

          3.1  Each of the Borrowers hereby represents and warrants that:

               (a) this Amendment and the Loan Agreement, as amended hereby, constitute the legal, valid, and binding obligations of the respective Borrowers and are enforceable against each of the Borrowers in accordance with their respective terms;

               (b) before and after giving effect to this Amendment, no Unmatured Event of Default or Event of Default has occurred and is continuing; and

               (c) the execution and delivery by each of the Borrowers of this Amendment does not require the consent or approval of any Person, other than the Borrower.

          3.2 Each of the Borrowers hereby reaffirms all agreements, covenants, representations, and warranties made by such Borrower in the Loan Agreement and each of the Related Agreements to the extent the same are not amended hereby and agrees that all such agreements, covenants, representation and warranties shall be deemed to have been remade as of the date hereof and the effective date of this Amendment.

     4.   Reference to and Effect on the Loan Agreement and Related
          _________________________________________________________
Agreements.
__________

          4.1 Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in each of the Related Agreements to the "Loan Agreement," shall in each case mean and be a reference to the Loan Agreement as amended hereby.

          4.2 Except as expressly set forth herein, (i) the execution and delivery of this Amendment shall in no way affect any right, power, or remedy of Lender with respect to any Event of Default nor constitute a waiver of any provision of the Loan Agreement or any of the Related Agreements, and
(ii) all terms and conditions of the Loan Agreement, the Related Agreements, and all other documents, instrument, amendments, and agreements executed and/or delivered by either or both of the Borrowers pursuant thereto or in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution and delivery of this Amendment by Lender shall in no way obligate Lender, at any time hereafter, to consent to any other amendment or

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modification of any term or provision of the Loan Agreement or any of the
Related Agreements.

     5.   Governing Law.
          _____________   This Amendment shall be governed by and construed
in accordance with the internal laws (as opposed to conflicts of law provisions) of the state of Illinois.

     6.   Headings.
          ________   Section headings in this Amendment are included herein
for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     7.   Counterparts.
          ____________   This Amendment may be executed by the parties hereto
on separate counterparts and each of said counterparts taken together shall be deemed to constitute one and the same instrument.

     8.   Expenses.
          ________   The Borrowers shall pay to the Lender all fees and
expenses incurred in the negotiation and preparation of this Amendment (including the allocated costs of the Lender's in-house counsel).

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                              OREGON METALLURGICAL CORPORATION


                              By:  /s/ Dennis P. Kelly
                                 ________________________________________
                              Name: Dennis P. Kelly
                                   ______________________________________
                              Title: Vice President - Finance
                                    _____________________________________


                              TITANIUM INDUSTRIES, INC.


                              By: /s/ Dennis P. Kelly
                                 ________________________________________
                              Name: Dennis P. Kelly
                                   ______________________________________
                              Title: Assistant Treasurer
                                    _____________________________________


                              BANKAMERICA BUSINESS CREDIT, INC.


                              By:
                                 ________________________________________
                              Name:
                                   ______________________________________
                              Title:
                                    _____________________________________

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